Exhibit 12

                               POWER OF ATTORNEY


          Know all persons by these presents that the undersigned, Paul D. Kazilionis, does hereby make, constitute and appoint each of Jonathan H. Paul and Patrick Fox as his true and lawful attorneys-in-fact with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or partner of any limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Westbrook Real Estate Partners, L.L.C., Westbrook Real Estate Partners Management I, L.L.C., Westbrook Real Estate Fund I, L.P., Westbrook Real Estate Co-Investment Partnership I., L.P., Westbrook Real Estate Partners Management III, L.L.C., Westbrook Real Estate Fund III, L.P., Westbrook Real Estate Co-Investment Partnership III, L.P., Westbrook Fund III Acquisitions, L.L.C. and SHP Acquisition, L.L.C. or their affiliates in the common stock of Sunstone Hotel Investors, Inc. (including any amendments or supplements to any reports or schedules previously filed by such persons or entities) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation Schedules 13D and statements on Form 3, Form 4 and Form 5.


                                    /s/ Paul D. Kazilionis
                                    ----------------------------
                                    Name:  Paul D. Kazilionis


April 21, 1999